EXHIBIT 23.5




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Applebee's International, Inc. on Form S-3 of our report dated January 28, 1993, appearing in Form 8-K of Applebee's International, Inc. dated May 15, 1995 (related to the financial statements of Pub Ventures of New England, Inc. as of December 31, 1992, and for the year then ended, not presented separately therein). We also consent to the reference to us under the heading "Experts" in such Registration Statement.








Kennedy & Lehan, P.C.
Quincy, Massachusetts
May 15, 1995